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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 1 to Registration Statement no. 333-136824 on Form S-1 of Patriot National Bancorp, Inc. of our report, dated March 8, 2006, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the Caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut
September 7, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM